UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 11, 2013

Patriot Berry Farms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

One World Trade Center, 121 SW Salmon Street, Suite 1100

Portland, OR 97204

(Address of principal executive offices)

(503) 505 6946

 (Issuer’s telephone number)

Copy of Communication to:

Befumo & Schaeffer, PLLC

1629 K St. NW #300

Washington, DC 20006

Phone: (202) 973-0186

Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2013, Patriot Berry Farms, Inc., (the “Company” also the “Registrant”) entered into an Agreement for Consulting Services (the “Agreement”) with Strikly Berry Consulting, LLC (the “Consultant”).  The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Pursuant to the Agreement, the Consultant shall make Dr. Bernadine Strik available to serve as an independent advisor to the Company’s berry farm development program including, but not limited to: assessment of land or existing farms the Company is considering acquiring, assistance with evaluation of historical farm performance and production system advice including, but not limited to, pre-plant decision making, fertility, and pruning/training recommendations of berry crops.

Dr. Bernadine Strik holds a Ph.D. (with distinction) in Horticulture from the University of Guelph, and a B.S. in Botany from the University of Victoria.  Dr. Strik has conducted extension educational programs for commercial berry crop industries (blueberries, blackberries, raspberries, strawberries, cranberries, hardy kiwifruit, and minor berries), and is the Berry Crops Research Leader at the North Willamette Research and Extension Center (OSU) in Aurora Oregon.

Dr. Strik’s research interests focus on whole plant physiology, improving yield and quality, machine harvest efficiency, alternative production practices, plant nutrition, cold hardiness, and organic production systems. She has published many scientific articles on berry crop production and physiology. Dr. Strik was chair of the Vaccinium Section of the ISHS for 8 years, co-convened the 9th ISHS Vaccinium Symposium in Corvallis, Oregon  in 2008, and was recently elected chair of the Section for Vine and Berry Fruits of the ISHS.

Dr. Strik’s resume can be viewed at: http://horticulture.oregonstate.edu/system/files/strik%20resume%20web%204-12.pdf

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Number	Exhibit Description

10.1	Agreement for Consulting Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 17, 2013

PATRIOT BERRY FARMS, INC.

/s/  Alexander Houstoun-Boswall

Alexander Houstoun-Boswall

President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

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